Exhibit 99.1

FLEET STATUS REPORT AS OF SEPTEMBER 8, 2009

Rig Name	Former Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1]		Comments
							Days	Completion
U.S. contracted
Seahawk 2600	Pride Alaska	250'MC	US GOM	contracted	GoMex	$40,000	68	11/15/2009	exercised option for 1 additional well
Seahawk 2601	Pride Kansas	250'MC	US GOM	contracted	Energy XXI	$37,500	37	10/15/2009	1 well + expected completion
Seahawk 2602	Pride Missouri	250'MC	US GOM	contracted	ANKOR	$40,000	42	10/20/2009	1 well + 2 well options at $40,000/day
Mexico
Seahawk 3000	Pride Texas	300'MC	Mexico	contracted	Pemex	$136,500	5	9/13/2009	LOI for extension through 12/31/2009 at $62,500
Seahawk 2501	Pride California	250'MS	Mexico	contracted	Pemex	$90,500	31	10/9/2009	LOI for extension through 12/2/2009 at negotiated rate
Seahawk 2505	Pride Oklahoma	250'MS	Mexico	available					negotiating follow-on work
U.S. available
Seahawk 2504	Pride Michigan	250'MS	US GOM	available
Seahawk 2001	Pride Arkansas	200'MC	US GOM	available
Seahawk 2004	Pride Mississippi	200'MC	US GOM	available
Seahawk 2007	Pride New Mexico	200'MC	US GOM	available
U.S. cold stacked
Seahawk 2502	Pride Georgia	250'MS	US GOM	cold stacked
Seahawk 2500	Pride Arizona	250'MS	US GOM	cold stacked
Seahawk 2006	Pride Nevada	200'MC	US GOM	cold stacked
Seahawk 2003	Pride Florida	200'MC	US GOM	cold stacked
Seahawk 2005	Pride Nebraska	200'MC	US GOM	cold stacked
Seahawk 2503	Pride Louisiana	250'MS	US GOM	cold stacked
Seahawk 2008	Pride South Carolina	200'MC	US GOM	cold stacked
Seahawk 2000	Pride Alabama	200'MC	US GOM	cold stacked
Seahawk 2002	Pride Colorado	200'MC	US GOM	cold stacked
Seahawk 800	Pride Utah	80'MC	US GOM	cold stacked

Changes from previous Fleet Status Report denoted in bold

[1]	The number of days to complete the program are estimated for U.S. well-to-well contracts and contract extensions in Mexico. The actual number of days contracted may vary from this estimate.